Exhibit 99.1

                   Advanta Provides Earnings Guidance for 2006


     SPRING HOUSE, Pa.--(BUSINESS WIRE)--Nov. 28, 2005--Advanta Corp. (NASDAQ:ADVNB; ADVNA) today announced that its 2006 earnings from continuing operations are expected to be between $2.50 and $2.60 per diluted share for Class A and Class B shares combined. These results include an estimated $0.10 per combined diluted share associated with expensing employee stock options under the new accounting requirement effective January 1, 2006. Earnings from continuing operations before stock option expense are expected to be between $2.60 and $2.70 per combined diluted share. Consistent with prior periods, the earnings per share estimate assumes no gains or losses associated with the Company's remaining venture capital portfolio as such amounts are based on future market conditions which can not be reliably forecasted.
     "Our expected solid 2005 results and the Company's execution of our high credit quality strategy have us very well positioned for 2006," said Dennis Alter, Chairman and CEO. "As a result, we anticipate a sizable increase in 2006 Advanta Business Card earnings."
     The Company expects Advanta Business Cards' 2006 pretax income to be between $120 million to $125 million. These amounts include an estimated increase in operating expenses of approximately $5 million associated with expensing stock options under the new accounting requirement effective January 1, 2006. During 2006, owned and managed receivables are expected to grow between 10% and 20%, while transaction volume is expected to increase between 15% and 20%.

     Conference Call Details

     Advanta management will hold a conference call with analysts and institutional investors today, November 28, at 9:00 a.m. Eastern time. The call can be accessed by dialing 719-457-2679 and referring to pass code 9864959. The call will also be webcast simultaneously via a Vcall link on the Company's website, www.advanta.com, or at www.vcall.com. Those interested in listening to the webcast should go to the website at least fifteen minutes before the call to register and download any necessary software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.vcall.com or by dialing (719) 457-0820 and referring to confirmation code 9864959. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measure in this press release or the statistical supplements available at www.advanta.com in the "Corporate Info" section.

     About Advanta

     Advanta focuses on the small business market and related community, providing funding and support to the nation's small businesses and business professionals through innovative products and services. Using its direct marketing and information based expertise, Advanta identifies potential customers and provides a high level of service tailored to the unique needs of small businesses. Advanta is one of the nation's largest issuers (through Advanta Bank Corp.) of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending and direct mail, affinity and relationship marketing. Learn more about Advanta at www.advanta.com.

     This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest income including changes resulting from fluctuations in the volume of receivables and the range and timing of pricing offers to cardholders; (2) competitive pressures; (3) political conditions, social conditions, monetary and fiscal policies and general economic and environmental conditions that affect the level of new account originations, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of cardholders after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables; (8) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators and examinations; (9) the effect of, and changes in, tax laws, rates, regulations and policies; (10) the effect of legal and regulatory developments, including changes in bankruptcy laws and regulations and the ultimate resolution of the industry-related judicial proceedings relating to the legality of certain interchange rates; (11) relationships with customers, significant vendors and business partners; (12) factors affecting the Company's ability to successfully develop, acquire, produce, test and market products or services, including the ability and cost to obtain intellectual property rights;
(13) the amount and cost of financing available to the Company; (14) the ratings on the debt of the Company and its subsidiaries; (15) the effect of changes in accounting policies or practices as may be required by changes in U.S. generally accepted accounting principles; (16) the impact of litigation; (17) the proper design and operation of the Company's disclosure controls and procedures; and
(18) the ability to attract and retain key personnel. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. The Company has provided managed receivable data and other non-GAAP financial measurements in this document. Management believes that these non-GAAP financial measures used in managing the business may provide users additional useful information. The table attached to this press release includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure and a description of why the non-GAAP financial measures are useful to investors.


                                ADVANTA
                           ($ in thousands)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - FORWARD-LOOKING MANAGED DATA
----------------------------------------------------------------------------

In addition to evaluating the financial performance of the Advanta Business Cards segment under U.S. generally accepted accounting principles ("GAAP"), we evaluate Advanta Business Cards' performance on a managed basis. Our managed business credit card receivable portfolio is comprised of both owned and securitized business credit card receivables. We sell business credit card receivables through securitizations accounted for as sales under GAAP. We continue to own and service the accounts that generate the securitized receivables. Managed data presents performance as if the securitized receivables had not been sold. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in business credit card securitizations.

The data below provides a reconciliation of forward-looking managed receivables and managed net principal charge-offs as a percentage of average managed receivables (non-GAAP financial measures) to owned receivables and owned net principal charge-offs as a percentage of average owned receivables (the most directly comparable GAAP financial measures). In the forward-looking business credit card credit data below, the forward-looking average receivable balances are calculated as a simple average of the projected December 31, 2005 balances and the midpoint of the range of projected December 31, 2006 balances. The net principal charge-offs are calculated as the forward-looking average receivable balances multiplied by our charge-off rate expectations. The data presented below depict only certain possibilities out of a large set of possible scenarios.

Forward-
 Looking      Projected     Projected Estimate at December 31, 2006
 Ending       Estimate   ---------------------------------------------
 Business        at        Low End   Percentage  High End   Percentage
 Credit Card  December     -------   ----------  --------   ----------
 Receivable   31, 2005    of Range    Increase   of Range    Increase
 Balances:   -----------  --------    --------   --------    --------

 Owned         $848,000    $933,000         10% $1,018,000         20%
 Securitized  2,941,000   3,235,000         10%  3,529,000         20%
             ----------- -----------            -----------
 Managed     $3,789,000  $4,168,000         10% $4,547,000         20%

Forward-
 Looking
 Average
 Business
 Credit Card  Year Ended
 Receivable    December
 Balances:     31, 2006
              -----------
 Owned          $912,000
 Securitized   3,161,000
              -----------
 Managed      $4,073,000

                                                   Year Ended December
                                                         31, 2006
                                                   -------------------
Forward-Looking Business Credit Card                Low End  High End
   Credit Data:                                     -------  --------
                                                   of Range  of Range
                                                   --------  --------
 Owned net principal charge-offs                    $32,400   $36,900
  As a percentage of average owned receivables         3.55%     4.05%

 Securitized net principal charge-offs             $126,500  $142,300
  As a percentage of average securitized
   receivables                                         4.00%     4.50%

 Managed net principal charge-offs                 $158,900  $179,200
  As a percentage of average managed receivables       3.90%     4.40%


                               ADVANTA
                (in thousands, except per share data)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - FORWARD-LOOKING INCOME AND EARNINGS PER SHARE
--------------------------------------------------------------------------

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment" which when effective, replaces SFAS No. 123 and supercedes APB Opinion No. 25 and the related implementation guidance. This statement addresses accounting for equity-based compensation arrangements, including employee stock options. Upon implementation, companies are required to measure the cost of employee services received in exchange for awards of equity instruments at the grant date of the award using a fair value based method. This statement is effective as of January 1, 2006 and we plan to follow the modified prospective application transition method. Since prior period financial results will not be restated, comparability of results will be affected.

Net income from continuing operations before stock option expense, related earnings per share and Advanta Business Cards segment pretax income before stock option expense are non-GAAP financial measures used by management. Management believes these measures are meaningful to investors to provide a basis for comparing the expected results for 2006 to the results of prior periods for which employee stock options were not expensed in accordance with the accounting rules applicable in those periods. Also, as discussed further in our Form 10-Q's, our 2005 net income includes a pretax gain of $67.7 million resulting from an agreement with Bank of America Corp. that resolved all outstanding litigation relating to the transfer of our consumer credit card business to Fleet Credit Card Services, L.P. in 1998. Since this gain is not expected to recur, management believes a measure of 2005 net income excluding the gain on transfer of consumer credit card business is meaningful to investors when comparing to the expected results for 2006.

The reconciliations of these non-GAAP forward-looking measures to the most directly comparable GAAP financial measure are as follows:

Earnings per Combined
 Diluted Share
------------------------
                         Projected         Projected Estimate
                         Estimate     Year Ended December 31, 2006
                           Year    -----------------------------------
                           Ended    Low    Increase   High   Increase
                         December End of (Decrease) End of (Decrease) 31, 2005 Range from 2005 Range from 2005
                         --------- ------ ---------- ------ ----------
GAAP net income from
 continuing operations      $3.99  $2.50       (37)% $2.60       (35)%
Adjust for:
 Estimated impact of
  expensing employee
  stock options               N/A   0.10              0.10
 Gain on transfer of
  consumer credit card
  business                  (2.14)   N/A               N/A

Non-GAAP net income from
 continuing operations
 before stock option     --------- ------ ---------- ------ ----------
 expense (1)                $1.85  $2.60         41% $2.70         46%
                         ========= ====== ========== ====== ==========

(1) For 2005, also excludes gain on transfer of consumer credit card business.

Advanta Business Cards
 Segment Pretax Income
----------------------
                       Projected          Projected Estimate
                       Estimate      Year Ended December 31, 2006
                         Year    -------------------------------------
                        Ended       Low    Increase   High    Increase
                        December  End of     from    End of     from
                       31, 2005    Range     2005     Range     2005
                       --------- --------- -------- --------- --------
GAAP Advanta Business
 Cards segment pretax
 income                 $88,500  $120,000       36% $125,000       41%
Adjust for:
 Estimated impact of
  expensing employee
  stock options             N/A     5,000              5,000

Non-GAAP Advanta
 Business Cards
 segment pretax income
 before stock option   --------- --------- -------- --------- --------
 expense                $88,500  $125,000       41% $130,000       47%
                       ========= ========= ======== ========= ========



    CONTACT: Advanta Corp.
             Christopher G. Curran
             Vice President, Investor Relations
             215-444-5335
             ccurran@advanta.com
               or
             David M. Goodman
             Director, Communications
             215-444-5073
             AdvantaCommunications@advanta.com